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                       BBH COMMON SETTLEMENT II FUND, INC.


                                     By-Laws


                             As Adopted May 9, 2001

                       BBH COMMON SETTLEMENT II FUND, INC.

                                     BY-LAWS


                                    ARTICLE I
                                  Stockholders

Section 1.  Place of Meeting.

         All meetings of the Stockholders shall be held at such place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of each such meeting.

Section 2.  Meetings.
            --------

         (a) Annual Meetings. The Corporation is not required to hold an annual meeting in any year in which the election of Directors is not required by the Investment Company Act of 1940. If the Corporation is required to hold a meeting of Stockholders to elect Directors, such meeting shall be designated an annual meeting and shall be held on such date no later than 120 days after the occurrence of the event requiring the meeting and at such hour as may be designated by the Board of Directors and stated in the notice of such meeting. Any business of the Corporation may be considered at an annual meeting without being specified in the notice, except as otherwise required by law.

         (b) Special or Extraordinary Meetings. Special or extraordinary meetings of the Stockholders for any purpose or purposes may be called by the Chairman or President or a majority of the Board of Directors, and shall be called by the Secretary upon request in writing signed by Stockholders holding not less than 25% of all the votes entitled to be cast at such meeting provided that (i) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (ii) the Stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Stockholders. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of Stockholders held during the preceding 12 months.

Section 3.        Notice of Meetings.
                  ------------------

         Not less than 10 days' or more than 90 days' written or printed notice of every meeting of Stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given by the Secretary to each Stockholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the U.S mail addressed to the Stockholder as aforesaid.

         No notice of the time, place or purpose of any meeting of Stockholders need be given to any Stockholder who attends in person or by proxy or to any Stockholder who executes a written waiver of such notice, either before or after the meeting is held, and which notice is filed with the records of the meeting.

Section 4.  Record Date for Meetings.
            ------------------------

         The Board of Directors may fix, in advance, a date not more than 90 days or less than 10 days preceding the date of any meeting of Stockholders as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting; and only Stockholders of record on such date shall be entitled to notice of and to vote at such meeting.

Section 5.  Quorum and Adjournment of Meetings.
            ----------------------------------

         Except as otherwise required by applicable law or the Articles of Incorporation, the presence in person or by proxy of the holders of record of one third of the shares of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the Stockholders except that where any provision of law or the Articles of Incorporation require that the holders of any series of shares shall vote as a series, then the presence in person or by proxy of the holders of record of one third of the shares of such series issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of such business. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the holders of a majority of the shares present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares shall be present or represented to a date not more than 120 days after the original record date. At such adjourned meeting at which the requisite number of shares entitled to vote thereat shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 6.  Voting and Inspectors.
            ---------------------

         At all meetings, Stockholders of record entitled to vote thereat shall have one vote for each share standing in his name on the books of the Corporation (and such Stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date of the determination of Stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such Stockholder or his duly authorized attorney. No proxy shall be valid 11 months after its date unless it provides for a longer period. Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or officers of the Corporation.

         All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these By-Laws.

         At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of 10% of the shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such inspector.

Section 7.  Conduct of Meetings.
            -------------------

         The meetings of the Stockholders shall be presided over by the Chairman, or if he is not present, by the President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor any Assistant Secretary is present, then the meeting shall elect its Secretary.

Section 8.  Concerning Validity of Proxies, Ballots, etc.
            ---------------------------------------------

         At every meeting of the Stockholders, all proxies shall be required and taken in charge of and all ballots shall be required and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, that validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

Section 9.  Action Without Meeting.
            ----------------------

         Any action to be taken by Stockholders may be taken without a meeting if (a) all Stockholders entitled to vote on the matter consent to the action in writing, and (b) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and (c) the written consents are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote at a meeting.


                                   ARTICLE II
                                    Directors

Section 1.  Number and Tenure of Office.
            ---------------------------

         The property of the Corporation shall be controlled by and the business and affairs of the Corporation shall be conducted and managed by not less than 3 or more than 15 Directors, as may be fixed from time to time by a written instrument signed by a majority of the Directors then in office. Directors need not be Stockholders. The tenure of office of each Director shall be set by resolution of the Directors, except that any Director may resign his office or be removed from office for cause pursuant to the provisions of the Articles of Incorporation.

Section 2.  Vacancies.
            ---------

         Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by the vote of a majority of the remaining Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors.

Section 3.  Place of Meeting.
            ----------------

         Except as required by applicable law, the Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 4.  Regular Meetings.
            ----------------

         Regular meetings of the Board of Directors shall be held at such time and on such notice as the Board of Directors may from time to time determine.

Section 5.  Special Meetings.
            ----------------

         Special Meetings of the Board of Directors may be held from time to time upon call of the Chairman, the Secretary or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice of any special meeting need be given to any Director who is present at the meeting or to any Director who executes a written waiver of such notice, either before or after the meeting is held, and which notice is filed with the records of the meeting. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

Section 6.  Quorum.
            ------

         One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

Section 7.  Committees.
            ----------

         The Board of Directors, by the majority vote of all the Directors then in office, may appoint from the Directors committees which shall in each case consist of such number of Directors (not less than two) and shall have and may exercise such powers as the Board of Directors may determine in the resolution appointing them, except the power to declare dividends or distributions on stock, issue stock unless in accordance with a general formula or method approved by the Board of Directors, recommend to stockholders any action requiring stockholder approval, amend the By-Laws, or approve any merger or share exchange. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

Section 8.  Telephone Meetings.
            ------------------

         The Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 9.  Action Without a Meeting.
            ------------------------

         Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all the Directors then in office or all members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee.

Section 10.  Compensation.
             ------------

         The Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.


                                   ARTICLE III
                                    Officers

Section 1.  Executive Officers.
            ------------------

         The executive officers of the Corporation shall be chosen by the Board of Directors. These may include a Chairman (who shall be a Director), and shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors may also in their discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board of Directors may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 2.  Term of Office.
            --------------

         The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of all the Directors then in office.

Section 3.  Powers and Duties.
            -----------------

         The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors.


                                   ARTICLE IV
                                 Share Interests

Section 1.  Certificates for Shares.
            -----------------------

         Stockholders are not entitled to receive certificates evidencing their share ownership, unless the Board of Directors shall by resolution otherwise determine.

Section 2.  Transfer of Shares.
            ------------------

         Shares of the Corporation shall be transferable on the register of the Corporation by the holder thereof in person or by his agent duly authorized in writing, upon delivery to the Board of Directors or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization of such other matter as the Corporation or its agents may reasonably require.

Section 3.  Register of Shares.
            ------------------

         A register of the Corporation, containing the names and addresses of the Stockholders and the number of shares held by them respectively and a record of all transfers thereof, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.


                                    ARTICLE V
                                   Fiscal Year

                  The fiscal year of the Corporation for reporting and accounting purposes shall begin on the first day of July and shall end on the last day of June in each year.


                                   ARTICLE VI
                                 Indemnification

Section 1. Indemnification of Directors and Officers.

         The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of: (i) a written affirmation by the person of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met; and (ii) an undertaking of such person to repay such expenses if it is ultimately determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director or officer as provided above. No amendment of this Article shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprises" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a Director or officer of the Corporation which imposes duties on, or involves services by, such Director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. Notwithstanding anything in this Section to the contrary, no Director or officer of the Corporation shall be indemnified against any liability to the Corporation or its Stockholders to which such Director or officer would otherwise be subject by reason of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 2.  Insurance.
            ---------

         Subject to the provisions of the Investment Company Act of 1940, the Corporation, directly, through third parties or through affiliates of the Corporation, may purchase, or provide through a trust fund, letter of credit or surety bond insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify such person against such liability.


                                   ARTICLE VII
                                    Custodian

         The Corporation shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Corporation. Subject to the approval of the Board of Directors, the custodian may enter into arrangements with securities depositories. All such custodial, sub-custodial and depository arrangements shall be subject to, and comply with, the provisions of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.


                                  ARTICLE VIII
                              Amendment of By-Laws

         The By-Laws of the Corporation may be altered, amended, added to or repealed by the Stockholders or by majority vote of all the Directors then in office; but any such alteration, amendment, addition or repeal of the By-Laws by action of the Directors may be altered or repealed by Stockholders.